EXHIBIT 99.1

Dot VN, Inc. Strategic Advisory Board Member Dr. Mai Liem Truc Recognized as
One of Vietnam’s ‘Top 10 ICT Persons of the Decade’

SAN DIEGO – February 9, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) announced today that a member of the Company’s Strategic Advisory Board was named as one of Vietnam’s Top 10 ICT Persons of the Decade. Dr. Mai Liem Truc, former chief of the General Department of Post and former Deputy Minister of Post and Telecommunications, is praised as the person who paved the way for the boom of the Internet in Vietnam. As a strategic advisory board member for Dot VN, Dr. Truc works closely with the Company’s management. He most recently assisted with the Dot VN conference and product launch of the EMS mobile data centers, held at Vietnam Internet Network Information Centre’s (VNNIC) headquarters in Hanoi, Vietnam.

“Our Dot VN family congratulates Dr. Mai Liem Truc for this outstanding recognition,” said Dot VN President & CTO Dr. Lee Johnson. “Dr. Truc’s guidance has shaped our vision for the development of IT in Vietnam, and we are honored to have his support. For the past five years, he has helped us bring advanced technology to businesses, education, government and the people of Vietnam. Our goals and visions for technological advancement are very well aligned, and we are pleased to utilize the knowledge and expertise of Dr. Truc in order to continue reaching our goal of becoming the most recognized name in technology services in Vietnam, the second fastest growing economy in the world.”

Johnson continued, “We also congratulate Dr. Nguyen Thien Nhan, Deputy Prime Minister of Vietnam and the chief of the National Steering board for IT and the Minister of Education and Training; Prof. Dr. Sc. Do Trung Ta, Former Minister of Post and Telecommunications; Truong Gia Binh, Chairman of the Corporation for Financing and Promoting Technology (FPT Group); Nguyen Manh Hung, Deputy General Director of Viettel Group; Nguyen Manh Hung, Deputy General Director of Viettel Group; Vu Hoang Lien, Chief of the Vietnam Data Communications Company (VDC) and all of the other nominees. We recognize their strong support of the IT sector and their sense of innovation that has helped Vietnam become an advanced player in the global IT industry.”

The selection of the top 10 persons in the ICT sector for the years 2000-2009 was organized by the Post Newspaper, the voice of the Ministry of Information and Communications, in cooperation with ICT journalists from over 30 popular newspapers in Vietnam.

To view the full article, visit http://english.vietnamnet.vn/reports/201002/Tech-journalists-choose-top-ten-ICT-persons-of-decade-892982/

About the Companies:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com
Register your “.vn” domains at:  www.VN

Media Contact:
North Shore Public Relations, Inc.
Renae Placinski, 847-945-4505
Email:  Renae@NorthShorePR.com
Website: www.NorthShorePR.com

Investor Relations Contact:
Vista Partners
Ross Silver, 415-738-6229
Email:  Ross.Silver@VistaP.com
Website: www.VistaP.com